Exelient PAC

Registration Number 201900859N

Chartered Accountants of Singapore

Incorporated with Limited Liability

133 Cecil Street

#15-02 Keck Seng Tower

Singapore 069535

+65 63392776

December 1, 2021

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N.W.

Washington, D.C. 20549

Re: Yijia Group Corp.

Commission File Number 333-218733

We have received a copy of, and are in agreement with, the statements being made by Yijia Group Corp. in Item 4.01 of its Form 8-K dated 1 December 2021, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/EXELIENT PAC

Exelient Pac